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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF XTO ENERGY INC.

                                                               Jurisdiction of
                                                                Incorporation
                                                                -------------

Cross Timbers Energy Services, Inc.                                 Texas
Cross Timbers Trading Company                                       Texas
Ringwood Gathering Company                                        Delaware
Timberland Gathering & Processing Company, Inc.                     Texas
WTW Properties, Inc.                                                Texas